RESTATED BYLAWS

                                       OF

                                  EPITOPE, INC.

                                    ARTICLE I

                                  Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held each year on a date designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. In case of incomplete financial or other information, unavailability of shareholders, directors, officers or other persons whose attendance at the annual meeting would be desirable, or other similar circumstances, the president in his discretion may postpone the annual meeting. If the annual meeting is postponed, or if the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, a special meeting shall be held as soon as may be convenient as determined by the president, either in lieu of the annual meeting if the annual meeting was postponed or for the election of directors if the election was not held at the annual meeting or at any adjournment thereof. Written or printed notice, stating the place, day, hour and purpose of the special meeting shall be delivered not less than ten nor more than sixty days before the date of the special meeting, either personally or by mail, by the president or, at the direction of the president, by the secretary to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 2. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes by the president, the Board of Directors, the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting or as provided in the Oregon Business Corporation Act. Notice of special meetings shall be given by the president or, at the direction of the president, by the secretary or assistant secretary to each shareholder of record entitled to vote at such meetings in the same manner as hereinabove provided in
Section 1 of this Article.

         Section 3. Place of Meeting. Meetings, annual or special, of the shareholders shall be held at such place either within or without the state of Oregon as shall be designated by the Board of Directors, or in the absence of such a designation, at the main office of the corporation.

         Section 4. Quorum; Waiver of Notice. A proposal voted upon by the shareholders, other than the election of directors, shall be approved if the votes cast favoring the matter exceed the votes cast opposing the matter, unless the corporation's articles of incorporation, bylaws, or



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applicable  provisions of the Oregon Business  Corporation Act require a greater number of affirmative votes. If a quorum be not present at any annual or special meeting, a majority of the shareholders present, either in person or by proxy, may adjourn to such time and place as may be decided upon by the holders of the majority of the shares present, and notice of such adjournment shall be given in accordance with Section 4 of this Article; but if a quorum be present, adjournment may be taken from day to day or to such time and place as may be decided by the holders of the majority of the shares present, and no notice of such adjournment need be given. No business shall be transacted at an adjourned meeting that could not have been transacted at the meeting from which the adjournment was taken. Whenever any notice is required to be given pursuant to statute, to the articles of incorporation, or to these bylaws, a waiver thereof signed by the shareholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any shareholder attending a meeting without objection thereof shall be deemed to have waived notice of such meeting. Notice otherwise complying with the terms hereof may be given by prepaid telegram as the equivalent of notice by mail.

         Section 5. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE II

                               Board of Directors

         Section 1. Board of Directors. The business and affairs of the corporation shall be managed by a Board of Directors.

         Section 2. Meetings. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of the annual meeting other than this bylaw need be given unless the meeting is to be held at a place other than the main office of the corporation, in which case the notice shall be given in the manner provided in Section 1 of Article I of these restated bylaws. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by or at the request of the president or any director. Notice of any special meeting shall be given at least three (3) days prior thereto by oral notice given in person, by telephone, or by other means of oral electronic two-way communication, or by written notice delivered personally or sent by mail, courier, fax, or similar means to the director's residential or business address. Directors may waive notice of meetings of the Board of Directors, and a waiver thereof signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.



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         Section 3.  Quorum and  Voting.  A majority  of the  elected and acting directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn to such time and place as may be decided upon by the majority of the directors present, and notice of such adjournment shall be given in accordance with Section 2 of this Article; but if a quorum be present, adjournment may be taken from day to day or to such time and place as may be decided by the majority of the directors present, and no notice of such adjournment need be given. When a quorum exists, action may be taken by a majority vote of the directors present.

         Section 4. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of the date of the previous year's annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and the related proxy regulations of the Securities and Exchange Commission promulgated thereunder, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE III

                               Executive Committee

         The majority of the Board of Directors may designate two or more directors to constitute an executive committee, which committee between meetings of the Board of Directors shall have and may exercise all of the authority and powers of the Board of Directors in the management of the business and affairs of the corporation, except that the committee may not: (a) authorize distributions, except as permitted by clause (g) below; (b) approve or propose to shareholders



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actions  that the Oregon  Business  Corporation  Act  requires to be approved by shareholders; (c) fill vacancies on the board of directors or on any of its committees; (d) amend the articles of incorporation, except as permitted by the Oregon Business Corporation Act; (e) adopt, amend, or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except within limits prescribed by the board of directors; (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except as permitted by the Oregon Business Corporation Act; or (i) appoint or remove officers of the corporation.

                                   ARTICLE IV

                               Officers and Agents

         Section 1.        Executive Officers.

                  (a) Number: The officers of the corporation shall consist of a chairman of the board, president, chief executive officer, that number of vice presidents which the Board of Directors may from time to time determine and with such designations and seniority as the directors may assign, a secretary and a treasurer. Any two or more offices may be held by one person.

                  (b) Election and Tenure: The officers of the corporation shall be elected at the organizational meeting and thereafter at each regular annual meeting. In the event of a failure to hold the annual meeting as herein provided, officers may be elected at any time thereafter at a special meeting of directors called for that purpose. Each officer shall hold office for the term of one year and until his successor shall be elected except where expressly provided to the contrary in a contract authorized by the Board of Directors. All officers and agents shall be subject to removal at any time by the vote of a majority of the entire Board of Directors whenever in the judgment of the directors the best interests of the corporation will be served by such removal, without prejudice, however, to any contract rights of the person so removed.

                  (c) Vacancies: A vacancy in any office shall be filled by the Board of Directors at any regular meeting, or at any special meeting called for that purpose.

                  (d) Additional Officers and Agents: The Board of Directors may also elect one or more assistant secretaries, one or more assistant treasurers, and such other officers or agents as it may deem necessary, with such authority and duties as from time to time may be prescribed by the Board of Directors.

         Section 2. Chairman of the Board. The chairman of the board, if one is elected by the Board of Directors, shall preside at and conduct all meetings of the shareholders and



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directors. The chairman of the board may designate another officer to preside at and conduct any such meeting in his absence. The chairman of the board shall exercise such other powers and perform such other duties as shall be prescribed by the directors from time to time.

         Section 3. Chief Executive Officer. The chief executive officer shall have general and active charge of the business and management of the corporation, subject to control by the Board of Directors. In the absence of the chairman of the board or another officer designated by the chairman of the board at any meeting of the shareholders or the directors, the chief executive officer or another officer designated by the chief executive officer shall preside at the meeting. The chief executive officer is authorized to sign all certificates of stock, and all deeds, leases, notes, mortgages and contracts, including those in any way affecting real property or interests therein, as the same may be required in the regular course of the corporation's business. He shall have the power to appoint and discharge agents and employees, subject to approval of the Board of Directors.

         Section 4. President. The president shall exercise such powers and perform such duties as may be prescribed by the Board of Directors or by the chief executive officer. In the absence or incapacity of the chief executive officer, and at the direction of the Board of Directors, he is authorized to sign all certificates of stock, and all deeds, leases, notes, mortgages and contracts, including those in any way affecting real property or interests therein, as the same may be required in the regular course of the corporation's business.

         Section 5. Vice Presidents. The vice presidents, in the order of seniority as designated by the Board of Directors, shall in the absence or disability of the president exercise the powers and perform the duties of the president. Each vice president shall also exercise such other powers and perform such other duties as shall be prescribed by the directors, and such powers and duties of the president as may be designated by the president.

         Section 6. Secretary. The secretary shall give such notices of meetings of the shareholders and of the Board of Directors as required by these restated bylaws, and shall keep a record of the proceedings of all such meetings. Such record shall be kept at the principal or registered office of the corporation. He shall have custody of all books and records and papers of the company except those which are in the care of the treasurer or some other person authorized to have custody and possession thereof by resolution of the Board of Directors. He shall, with the president, sign all certificates of stock of the corporation and shall affix the seal of the corporation to such certificates of stock. He is authorized to sign with the president or vice president in the name of the corporation all deeds, notes, mortgages and contracts including those in any way affecting real property or interests therein and shall affix the seal of the corporation thereto when required in the regular course of business. He shall submit such reports to the Board of Directors as may be requested by them from time to time.

         Section 7. Assistant Secretary. The assistant secretary shall, in the absence or disability of the secretary, exercise the powers and perform the duties of the secretary. He shall also exercise such other powers and perform such other duties as may be prescribed by the



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Board of  Directors  and such  powers  and  duties  of the  secretary  as may be designated by the president or secretary.

         Section 8. Treasurer. The treasurer shall from time to time make such reports to the officers, Board of Directors and shareholders as may be required, and shall perform such other duties as the Board of Directors shall from time to time delegate to him.

         Section 9. Assistant Treasurer. The assistant treasurer shall, in the absence or disability of the treasurer, exercise the powers and perform the duties of the treasurer. He shall also exercise such other powers and perform such other duties as may be prescribed by the Board of Directors and such powers and duties of the treasurer as may be designated by the president or treasurer.

                                    ARTICLE V

         Section 1. Right to Indemnification. The corporation shall indemnify any director or former director of the corporation or any person who may have served at its request as a director of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses and liability actually and necessarily incurred by such director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such director is a party by reason of being or having been such director, except in relation to matters as to which indemnification is prohibited by the Oregon Business Corporation Act as it shall be amended from time to time (the "Act"); but such indemnification shall not be deemed exclusive of any other rights to which such director may be entitled, under any bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise. As used herein, "expenses" shall include, without limitation, expenses of investigations, arbitrations, mediations, judicial or administrative proceedings or appeals, attorney fees and disbursements and any expenses of establishing a right to indemnification. "Liability" shall include the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to an arbitration, mediation, action, suit or proceeding in which a director is entitled to indemnification hereunder.

         Section 2. Procedure for Indemnification. After the final disposition of any threatened, pending or completed arbitration, mediation, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which a director may be entitled to indemnification, such director may send to the corporation a written request for indemnification. The corporation shall, in accordance with the provisions of the Act regarding the determination and authorization of indemnification, make a finding whether the indemnification requested is permitted by the laws of the state of Oregon no later than 60 days following receipt by the corporation of such request. The corporation shall cause the indemnification requested to be authorized and paid unless the corporation finds that the indemnification requested is not so permitted. The director shall be given an opportunity to be heard and to present evidence in connection with the consideration of the party or parties determining the right to indemnification under the Act. If the corporation does not authorize



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indemnification   hereunder,   the  director   shall  have  the  right  to  seek
court-ordered indemnification in accordance with the provisions of the Act. In any such action, neither the making of, nor the failure to make, any finding by the corporation that indemnification of the director is proper or not proper in the circumstances shall be a defense to such action or create a presumption that the director has not met the standard of conduct required by the Act. In making its determination and in any court proceeding, the corporation shall have the burden of proving that the director has not met the standards of conduct required by the Act to authorize indemnification.

         Section 3. Procedure for Advancement of Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director as a result of being party to a threatened, pending or completed arbitration, mediation, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in advance of final disposition of such arbitration, mediation, action, suit or proceeding promptly upon receipt of a written request for payment of such expenses that is in accordance with requirements of the Act for such written statement. Such written statement shall also include or be accompanied by documentation of the expenses incurred and, when available, such documentation of expenses shall include copies of bills or statements evidencing the expenses incurred. If the requirements of this provision are met, the corporation shall pay the amount requested promptly notwithstanding the absence of a final disposition of the arbitration, mediation, action, claim or proceeding.

         Section 4. Indemnification of Officers, Employees and Agents. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the corporation to the same extent and effect as provided in this Article with respect to the indemnification and advancement of expenses of directors of the corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.

         Section 5. Insurance. The corporation may, but shall not be required to, purchase and keep in force a policy or policies of liability insurance on behalf of its officers and directors against liability and expenses incurred in any arbitration, mediation, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         Section 6. Nonexclusivity; Nature of Rights. The indemnification provided herein shall not be deemed exclusive of any other rights consistent with the laws of the state of Oregon to which a director may be entitled under the corporation's articles of incorporation, bylaws or any other agreement, vote of shareholders, or otherwise, both as to action in the director's official capacity and as to action in another capacity while holding office, and shall continue notwithstanding that the director may have ceased to be connected with the corporation. The right of indemnification provided for herein shall be deemed to create contractual rights in favor of directors entitled to indemnification hereunder and shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended or



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repealed so as to limit in any way the indemnification  provided for herein with respect to any acts or omissions occurring prior to any such amendment or repeal.

                                   ARTICLE VI

                            Action Without a Meeting

         Section 1. Written Consent. Any action required to be taken or which may be taken at a meeting of the shareholders or directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders or directors entitled to vote; and such consent shall have the same force and effect as a unanimous vote of such shareholders or directors.

         Section 2. Electronic Communications. The Board of Directors, or any committee designated by the directors, may hold any meeting of the directors or committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

                                   ARTICLE VII

         Section 1. Certificates. Shares of stock of the corporation shall be represented by stock certificates which shall be in a form adopted by the Board of Directors, provided all such stock certificates within one series of the same class of stock shall be consecutively numbered, and shall express upon their face the number thereof, the date of issuance, the number of shares for which and the person to whom issued and the class and series, if any, thereof, and all such stock certificates shall be signed by the president or a vice president and by the secretary or assistant secretary and may be sealed with the corporate seal, if any. In addition, each certificate shall express upon its face that the corporation is organized under the laws of the state of Oregon and shall also express the par value of the shares represented by the certificate, or shall state that the shares are without par value, as may be appropriate. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares of each class and series authorized to be issued, or shall indicate where such information may be found.

         Section 2. Subscriptions. Subscriptions for shares of stock of the corporation shall be paid in full at such time, or in such installments and at such times, as the Board of Directors may determine. In case of default in the payment of any installment or call when such payment is due, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by the Oregon Business Corporation Act.

         Section 3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney



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thereunto  authorized  by power of  attorney  duly  executed  and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be owner thereof for all purposes. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. The record of shareholder and stock transfer books shall be kept at the principal or registered office of the corporation or at the office of its transfer agent or registrar, if any.

                                  ARTICLE VIII

                                   Amendments

         Bylaws may be adopted, altered, amended or repealed, in whole or in part, at any regular or special meeting of the Board of Directors.

         Approved by the Board of Directors December 17, 1996.

         Amended April 28, 1997.



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